EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259317) and the Registration Statements on Form S-8 (No. 333-275202, 333-268413, 333-261147, 333-250175, 333-235105, 333-228509, 333-214589, 333-208130, 333-200442, 333-184865, 333-177954, 333-163100, 333-155389 and 333-138249) of Aehr Test Systems of our report dated July 30, 2024 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

San Jose, California

July 30, 2024